CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference in this Registration Statement on Form S-1/A (Registration No. 333-152,343) of our report dated September 5, 2008 relating to the financial statements of Wolverine Exploration, Inc. for the fiscal years ended May 31, 2008 and 2007, and to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Prospectus.

/s/Mendoza Berger & Company, LLP
Mendoza Berger & Company, LLP

Irvine, California
September 12, 2008